UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 12, 2021

SEAPORT GLOBAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39741	85-2157010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 20th Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-616-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and three-quarters of one Redeemable Warrant	SGAMU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	SGAM	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	SGAMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2021, Seaport Global Acquisition Corp. (“SGAC”) announced a proposed business combination (the “Business Combination”) between SGAC and Redwood Intermediate, LLC (“Redbox”) pursuant to the terms of a Business Combination Agreement that the parties entered into on May 16, 2021 (as amended pursuant to Amendment No. 1, dated as of September 24, 2021, the “Business Combination Agreement”).

Backstop Agreements

In connection with the Business Combination, on October 12, 2021, SGAC entered into backstop subscription agreements (the “Backstop Agreements”) with certain subscribers (the “Backstop Subscribers”), including affiliates of funds managed by affiliates of Apollo Global Management, Inc. and Seaport Global SPAC, LLC, pursuant to which the Backstop Subscribers have agreed, subject to certain conditions in the Backstop Agreements, to subscribe for and purchase up to an aggregate of 3,564,356 shares of SGAC’s Class A common stock, par value $0.0001 per share, in the event that more than 10,810,644 public shares of SGAC Class A common stock are submitted for redemption in connection with the Business Combination, for a purchase price of $10.10 per share. The number of shares to be purchased pursuant to the Backstop Agreements, in the aggregate, will be equal to the number of public shares submitted for redemption, if any, in excess of 10,810,644 (up to 3,564,356 shares). Pursuant to the Backstop Agreements, one of the subscriber’s commitment may be reduced by shares held by it and its affiliates at the closing of the Business Combination that are not subject to redemption. The performance of obligations under the Backstop Agreements ensure that the cash proceeds available to SGAC as of closing equal or exceed the minimum cash condition under the Business Combination Agreement.

The foregoing description of the Backstop Agreements is subject to and qualified in its entirety by reference to the full text of the Form of Backstop Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Item 8.01.	Other Events.

Redbox Automated Retail, LLC’s Credit Agreement Amendment

As previously announced, in connection with the Business Combination, on May 16, 2021, Redbox Automated Retail, LLC (the “Borrower”) entered into an amendment (the “Fifth Amendment”) to its Credit Agreement, dated as of October 20, 2017 (as amended, the “Credit Agreement”), by and among Redbox, the Borrower, the lenders party thereto and HPS Investment Partners, LLC, as administrative agent and collateral agent.  On October 11, 2021, the Borrower entered into a consent to the Fifth Amendment to make certain additional changes to the Credit Agreement, which will become effective upon consummation of the Business Combination, including extending the maturity date of the term loan facilities and revolving credit facility under the Credit Agreement to April 2024 and extending the PIK interest option until December 31, 2022 (subject to a minimum pro forma liquidity).

Supplement to the Definitive Proxy Statement

On September 29, 2021, SGAC filed a definitive proxy statement (the “definitive proxy statement”) for the solicitation of proxies in connection with a special meeting of SGAC’s stockholders to be held on October 20, 2021 (the “Special Meeting”) to consider and vote on, among other proposals, a proposal to approve the Business Combination.

In order to provide additional information to its stockholders in connection with the Backstop Agreements, SGAC has determined to supplement the definitive proxy statement as described in this Current Report on Form 8-K.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

SGAC is providing additional information to its stockholders, as described in this Current Report on Form 8-K. These disclosures should be read in connection with the definitive proxy statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the definitive proxy statement, the information set forth herein shall supersede or supplement the information in the definitive proxy statement. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement and all page references are to pages in the definitive proxy statement. SGAC makes the following amended and supplemental disclosures:

1.	Certain disclosure on pages vii, 7-8, 51 and 99-100 of the definitive proxy statement is hereby amended and restated to read as follows:

We anticipate that, upon completion of the business combination, the voting interests in SGAC will be as set forth in the table below.*

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemption Condition(1)(2)	Assuming 25% Redemption of Public Shares(2)(3)	Assuming 50% Redemption of Public Shares(2)(4)	Assuming 100% Redemption of Public Shares(5)
SGAC’s Public Stockholders	25.8%	7.9%	20.7%	14.8%	–
Initial Stockholders	6.4%	8.0%	6.9%	7.4%	8.7%
PIPE Investors	9.0%	11.1%	9.6%	10.3%	11.1%
Redbox Rollover Shares	58.8%	72.9%	62.8%	67.5%	79.7%

(1)	Assumes that holders of 10,810,644 shares of Class A common stock, the maximum number of shares that may be redeemed by public stockholders before the Minimum Cash Condition in the Business Combination Agreement would need to be waived prior to closing of the business combination, exercise their redemption rights in full.
(2)	Percentages may not sum to 100% due to rounding.
(3)	Assumes that holders of 3,593,750 shares of Class A common stock, 25% of the shares that may be redeemed by public stockholders, exercise their redemption rights in full.
(4)	Assumes that holders of 7,187,500 shares of Class A common stock 50% of the shares that may be redeemed by public stockholders, exercise their redemption rights in full.
(5)	Assumes that the Backstop Amount is fully funded and that (i) 3,069,306 shares of Class A common stock are issued to Apollo, and (ii) 297,030 shares of Class A common stock are issued to Sponsor.

*       Upon completion of the business combination, SGAC’s public stockholders, the initial stockholders, the PIPE Investors and the Backstop Subscribers will hold shares of Class A common stock and Parent will hold Redbox Common Units and shares of Class B common stock.

2.	Certain disclosure on page 7 of the definitive proxy statement is hereby amended and restated to read as follows:

Backstop Agreements

In connection with the business combination, on October 12, 2021, SGAC entered into backstop subscription agreements (the “Backstop Agreements”) with certain subscribers (the “Backstop Subscribers”), including affiliates of funds managed by affiliates of Apollo and Sponsor, pursuant to which the Backstop Subscribers have agreed, subject to certain conditions in the Backstop Agreements, to subscribe for and purchase up to an aggregate of 3,564,356 shares of SGAC’s Class A common stock (the “Backstop Amount”), par value $0.0001 per share, in the event that more than 10,810,644 public shares of SGAC Class A common stock are submitted for redemption in connection with the business combination, for a purchase price of $10.10 per share. The number of shares to be purchased pursuant to the Backstop Agreements, in the aggregate, will be equal to the number of public shares submitted for redemption, if any, in excess of 10,810,644 (up to 3,564,356 shares). Pursuant to the Backstop Agreements, one of the subscriber’s commitment may be reduced by shares held by it and its affiliates at the Closing that are not subject to redemption. The performance of obligations under the Backstop Agreements ensure that the cash proceeds available to SGAC as of the Closing equal or exceed the Minimum Cash Condition under the Business Combination Agreement.

For additional information, see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Backstop Agreements.”

3.	Certain disclosure on pages 107 of the definitive proxy statement is hereby amended and restated to read as follows:

Backstop Agreements

In connection with the business combination, on October 12, 2021, SGAC entered into the Backstop Agreements with the Backstop Subscribers, pursuant to which the Backstop Subscribers have agreed, subject to certain conditions in the Backstop Agreements, to subscribe for and purchase up to an aggregate of 3,564,356 shares of SGAC’s Class A common stock in the event that more than 10,810,644 public shares of SGAC are submitted for redemption in connection with the business combination, for a purchase price of $10.10 per share. The number of shares to be purchased pursuant to the Backstop Agreements, in the aggregate, will be equal to the number of public shares submitted for redemption, if any, in excess of 10,810,644 (up to 3,564,356 shares). Pursuant to the Backstop Agreements, one of the subscriber’s commitment may be reduced by shares held by it and its affiliates at the Closing that are not subject to redemption. The performance of obligations under the Backstop Agreements ensure that the cash proceeds available to SGAC as of the Closing equal or exceed the Minimum Cash Condition under the Business Combination Agreement.

4.	The Definitive Proxy Statement is hereby amended to include a new Annex E after Annex D as follows:

FORM OF BACKSTOP SUBSCRIPTION AGREEMENT

This BACKSTOP SUBSCRIPTION AGREEMENT (this “Backstop Subscription Agreement”) is entered into as of October [●], 2021, by and between Seaport Global Acquisition Corp., a Delaware corporation (the “Company”), and the undersigned (the “Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Company and the other parties named therein entered into that certain Business Combination Agreement, dated as of May 16, 2021 and amended on September 24, 2021 (as further amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth therein, Seaport Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, will merge with and into Redwood Intermediate, LLC, a Delaware limited liability company (“Redbox”), on the terms and subject to the conditions set forth therein (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transaction”), with Redbox surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, in connection with the Transaction, the Subscriber desires to subscribe for and purchase from the Company a number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Company Common Stock”), equal to (a) if the aggregate funds redeemed from the Trust Account in connection with the Acquiror Stockholder Redemption are in excess of $109,187,500.00 (such excess, the “Shortfall Amount”) and the Shortfall Amount equals or exceeds $27,000,000, (i) $[•], divided by (ii) 10.10, and (b) if the aggregate funds redeemed from the Trust Account in connection with the Acquiror Stockholder Redemption are in excess of $109,187,500.00 and the Shortfall Amount is less than $27,000,000, (i) the Shortfall Amount multiplied by [•]%, divided by (ii) 10.10, for a purchase price of $10.10 per share (the “Per Share Price”), and the Company desires to issue and sell to the Subscriber the Shares in consideration of the payment of the aggregate purchase price equal to the product of (a) the number of Shares to be purchased and (b) the Per Share Price (the “Applicable Purchase Price”) by or on behalf of the Subscriber to the Company prior to the Closing (as defined below) in accordance with Section 3.1 herein, all on the terms and conditions set forth herein. Shares of Company Common Stock purchased pursuant to the formula set forth in the immediately preceding sentence are referred to herein as “Shares”; and

WHEREAS, concurrently herewith, the Company entered into Backstop Subscription Agreements with [•] and [•] pursuant to which each of [•] and [•] agree to subscribe for and purchase, and the Company agrees to issue and sell to each of [•] and [•], shares of Company Common Stock on the terms and subject to the terms thereof (such agreements, the “Other Backstop Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Subscription. Subject to the terms and conditions hereof, at the Closing, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber (subject to the prior payment by the Subscriber of the Applicable Purchase Price in accordance with the terms herein), the Shares (such subscription and issuance, the “Subscription”). The Company and the Subscriber acknowledge and agree that the aggregate amount of the Applicable Purchase Price shall be included in the Aggregate Cash Raised.

2.	Representations, Warranties and Agreements.

2.1.	The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and acknowledges and agrees with the Company as follows:

2.1.1.	The Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Backstop Subscription Agreement.

2.1.2.	This Backstop Subscription Agreement has been duly executed and delivered by the Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Backstop Subscription Agreement constitutes the valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

2.1.3.	The execution and delivery of this Backstop Subscription Agreement, the purchase of the Shares and the compliance by the Subscriber with all of the provisions of this Backstop Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of the property or assets of the Subscriber is subject; (ii) the organizational documents of the Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Backstop Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on the Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Shares.

2.1.4.	The Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). The Subscriber is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c) and a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities. Accordingly, the Subscriber understand that the purchase of the Shares meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.5.	The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that no disclosure or offering document has been prepared in connection with the offer and sale of the Shares by the Company. The Subscriber understands that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book entry records representing the Shares shall contain a restrictive legend to such effect. The Subscriber acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the date that the Company files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”). The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.6.	The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from the Company. The Subscriber further acknowledges that there have not been, and the Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to the Subscriber by the Company, Redbox, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Backstop Subscription Agreement. The Subscriber acknowledges that certain information provided by the Company to the Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

2.1.7.	In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company, Redbox and the Transaction. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information, including on the financial information, as the Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the Company’s filings with the SEC and any disclosure documents provided by or on behalf of the Company or Redbox in connection with the Subscription. The Subscriber acknowledges that no statement or printed material contrary to any such disclosure documents has been made or given to the Subscriber by or on behalf of the Company or Redbox.

2.1.8.	The Subscriber is able to fend for itself in the transactions contemplated herein; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Shares; and has the ability to bear the economic risks of our prospective investment and can afford the complete loss of such investment.

2.1.9.	The Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and the Company, Redbox or their respective representatives or affiliates, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company, Redbox or their respective affiliates. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.10.	The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Subscriber has considered necessary to make an informed investment decision.

2.1.11.	The Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.12.	The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

2.1.13.	The Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transactions), a Sanctioned Person. The Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. The Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber also represents that it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. The Subscriber further represents and warrants that (a) the funds held by The Subscriber and used to purchase the Shares were not directly or indirectly derived from or related to any activities that may contravene U.S. federal, state or non-U.S. anti-money laundering, anti-corruption or Sanctions laws and regulations or activities that may otherwise be deemed criminal and (b) any returns from the Subscriber’s investment will not be used to finance any illegal activities. For purposes of this Backstop Subscription Agreement, “Sanctioned Person” means at any time any person or entity with whom dealings are restricted, prohibited, or sanctionable under any Sanctions (as defined below), including as a result of being: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury and (e) the Cayman Islands.

2.1.14.	The Subscriber is not owned or controlled by or acting on behalf of (in connection with the Subscription), a person or entity resident in, or whose funds used to purchase the Shares are transferred from or through, a country, territory or entity that (i) has been designated as non-cooperative with international anti-money laundering or counter terrorist financing principles or procedures by the United States or by an intergovernmental group or organization, such as the Financial Action Task Force, of which the United States is a member; (ii) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury; or (iii) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction.

2.1.15.	The Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or Redbox (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.16.	To the best of the Subscriber’s knowledge, no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Shares hereunder.

2.1.17.	If the Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transactions provisions of ERISA or section 4975 of the Code, the Subscriber represents and warrants that (i) neither the Company, nor any of its affiliates, including Seaport Global SPAC, LLC (the “Transaction Parties”), has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Shares will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

2.1.18.	The Subscriber has, and at the Closing will have, sufficient funds or immediate unconditional availability to sufficient funds, to pay the Applicable Purchase Price pursuant to Section 1 and any damages required to be paid after termination of this Backstop Subscription Agreement.

2.1.19.	No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Shares to the Subscriber based on any arrangement entered into by or on behalf of the Subscriber.

2.1.20.	The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Shares until the consummation of the Transaction (or such earlier termination of this Backstop Subscription Agreement in accordance with its terms). For the avoidance of doubt, this Section 2.1.20 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Company (x) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Backstop Subscription Agreement or (y) purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in open market transactions after the execution of this Backstop Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Subscriber that have no knowledge of this Backstop Subscription Agreement or of the Subscriber’s participation in the subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales and (ii) in the case of a Subscriber that is a multimanaged investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Backstop Subscription Agreement.

2.1.21.	The Subscriber represents that it (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the purchase of the Shares, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, the Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.22.	The Subscriber acknowledges the SEC’s issuance of the Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “Statement”), made on April 12, 2021 and the Subscriber agrees that any actions taken by the Company in connection with such Statement or review shall not be deemed to constitute a breach of any of the representations, warranties or covenants in this Backstop Subscription Agreement.

2.2.	Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1.	The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Backstop Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

2.2.2.	As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Backstop Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights or similar rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date) or the laws of its jurisdiction of formation.

2.2.3.	This Backstop Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the Subscriber, this Backstop Subscription Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

2.2.4.	Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 2.1 of this Backstop Subscription Agreement, the execution and delivery of this Backstop Subscription Agreement, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Backstop Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

2.2.5.	Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 2.1 of this Backstop Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Nasdaq Capital Market (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance of this Backstop Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii), the filing of the Registration Statement pursuant to Section 4 below, (iii) those required by the Stock Exchange, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transaction as provided under the Business Combination Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect.

2.2.6.	Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 2.1 of this Backstop Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscriber.

2.2.7.	Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares.

2.2.8.	No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Shares to Subscriber.

3.	Settlement Date and Delivery.

3.1.	Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction and the satisfaction or waiver of the other conditions set forth in this Section 3. The Closing shall occur on the closing date of the Transaction, immediately prior to the consummation of the Merger. Upon not less than two (2) business days’ written notice from (or on behalf of) the Company to the Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than two (2) business days from the date of the Closing Notice, the Subscriber shall deliver to the Company at least one (1) business day prior to the closing date specified in the Closing Notice (the “Closing Date”), to be held in escrow until the Closing, the Applicable Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Shares in book-entry form. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than two (2) business days thereafter) return the Applicable Purchase Price to the Subscriber. [Notwithstanding anything contained herein, the Subscriber may satisfy its obligations hereunder with respect to any Shares to be purchased by acquiring (or causing any of its affiliates to acquire) Company Common Stock after the date of this Agreement but before the later of 10:00 a.m., Eastern Time, on October 20, 2021 or (ii) the date prior to the closing of the Transaction, that are not subsequently redeemed in connection with the Transaction.]

3.2.	Mutual Conditions to Closing. The parties’ obligations to effect the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the party entitled to the benefit thereof, on or prior to the Closing Date, of each of the following conditions:

3.2.1.	No suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

3.2.2.	All conditions precedent to the closing of the Transaction set forth in the Business Combination Agreement, including all necessary approvals of the Company’s stockholders, and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Business Combination Agreement or by the Closing itself), and the closing of the Transaction shall be scheduled to occur substantially concurrently with or immediately following the Closing.

3.2.3.	No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restriction or prohibition.

3.3.	Conditions to Closing of the Company. The Company’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company, on or prior to the Closing Date, of each of the following conditions:

3.3.1.	All representations and warranties of the Subscriber contained in this Backstop Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date.

3.3.2.	The Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Backstop Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

3.4.	Conditions to Closing of the Subscriber. The Subscriber’s obligation to purchase the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.4.1.	All representations and warranties of the Company contained in this Backstop Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all respects (other than representations and warranties that are qualified as to Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), other than, in each case, failures to be true and correct that would not result, individually or in the aggregate, in a Company Material Adverse Effect.

3.4.2.	The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Backstop Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; provided, that this condition shall be deemed satisfied unless written notice of such noncompliance is provided by the Subscriber to the Company and the Company fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice.

3.4.3.	All of the Closings (as defined in each of the Other Backstop Subscription Agreements) shall have been consummated concurrently with the Closing.

4.	Registration Rights.

4.1.	The Company agrees that the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”) no later than thirty (30) calendar days after the Closing Date, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided that if such day falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the undersigned for review (but not comment) at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Unless otherwise agreed to in writing by the Subscriber, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the SEC or another regulatory agency; provided, that if the SEC or another regulatory agency requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to the Subscriber until the earlier of (i) two (2) years from the issuance of the Shares, (ii) the date on which all of the Shares shall have been sold, and (iii) on the first date on which the undersigned can sell all of its Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold. If requested by the Subscriber, the Company shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities (as defined below) and, at the request of a Holder (as defined below), cause the removal of all restrictive legends from any Registrable Securities held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Company, its counsel or the transfer agent, establishing that restrictive legends are no longer required. The Company shall use its commercially reasonable efforts to have the legend removal referenced above apply to all shares held by the Subscriber in a single transaction. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Holder to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange on which the shares of Company Common Stock are then listed and update or amend the Registration Statement as necessary to include Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Shares and any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) three (3) years, (B) the date all Shares held by a Holder may be sold by such Holder without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by a Holder, and (D) when such securities shall have ceased to be outstanding. “Holder” shall mean the Subscriber or any affiliate of the Subscriber to which the rights under this Section 4 shall have been assigned. The undersigned agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares to the Company (or its successor) promptly upon request to assist the Company in making the determination described above. The Company’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and the Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. In the case of the registration effected by the Company pursuant to this Backstop Subscription Agreement, the Company shall, upon reasonable request, inform the Subscriber as to the status of such registration. The Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require the Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transactions of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter.

4.2.	Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the undersigned will deliver to the Company, or in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

5.	Termination. This Backstop Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (b) upon the mutual written agreement of all parties hereto to terminate this Backstop Subscription Agreement, or (c) if, on the Closing Date of the Subscription, any of the conditions to Closing set forth in Section 3 of this Backstop Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Backstop Subscription Agreement are not consummated, or (d) written notice by either party to the other party to terminate this Backstop Subscription Agreement if the transactions contemplated by this Backstop Subscription Agreement are not consummated on or prior to February 1, 2022; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. The Company shall notify the Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof. Upon a valid termination of this Backstop Subscription Agreement pursuant to this Section 5 after the delivery by the Subscriber of the Applicable Purchase Price, the Company shall promptly (but not later than two (2) business days thereafter) return the Applicable Purchase Price to the Subscriber.

6.	Miscellaneous.

6.1.	Further Assurances; Reliance; Additional Information.

6.1.1.	Each of the Subscriber and the Company shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Backstop Subscription Agreement on the terms and conditions described herein.

6.1.2.	The Subscriber acknowledges that the Company and Redbox will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Subscriber contained in this Backstop Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The Company acknowledges that the Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Company contained in this Backstop Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify the Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Each of the Subscriber, the Company and Redbox is entitled to rely upon this Backstop Subscription Agreement and is irrevocably authorized to produce this Backstop Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3.	The Company may request from the Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information as may be reasonably requested, in each case to the extent within the Subscriber’s possession and control or otherwise readily available to the Subscriber; provided that the Company agrees to keep any such information provided by the Subscriber confidential (except to the extent required to be disclosed by applicable law, including in connection with any filings required to be made to the SEC or a stock exchange, in which case, Company shall provide prior written notice to the Subscriber of such disclosure to the extent permitted by applicable law).

6.2.	Expenses. Each of the parties hereto shall pay all of its own expenses in connection with this Backstop Subscription Agreement and the transactions contemplated herein.

6.3.	Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient, (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 6.3. A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 6.3.

6.4.	Entire Agreement. This Backstop Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

6.5.	Modifications and Amendments. This Backstop Subscription Agreement may not be amended, modified or supplemented except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or supplement is sought.

6.6.	Waivers and Consents. The terms and provisions of this Backstop Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Backstop Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.7.	Assignment. Neither this Backstop Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder) may be transferred or assigned. Neither this Backstop Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided that, for the avoidance of doubt, the Company may transfer the Backstop Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, the Subscriber may assign its rights and obligations under this Backstop Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve the Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

6.8.	Benefit. This Backstop Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in the last sentence of this Section 6.8 or as otherwise provided herein, this Backstop Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

6.9.	Governing Law. This Backstop Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

6.10.	Consent to Jurisdiction; Waiver of Jury Trial. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Backstop Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Backstop Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 6.3 of this Backstop Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above. EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS BACKSTOP SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS BACKSTOP SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS BACKSTOP SUBSCRIPTION AGREEMENT.

6.11.	Severability. If any provision of this Backstop Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Backstop Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.12.	No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Backstop Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Backstop Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Backstop Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13.	Specific Performance. The parties hereto agree that each of the parties would suffer irreparable damage if this Backstop Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms, or this Backstop Subscription Agreement was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that each of the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Backstop Subscription Agreement and to enforce specifically the terms and provisions of this Backstop Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.10, this being in addition to any other remedy to which any party hereto is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include the right of the Company to cause the Subscriber to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Backstop Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 6.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Backstop Subscription Agreement.

6.14.	Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Backstop Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereto as set forth herein shall survive the consummation of the Transaction and remain in full force and effect.

6.15.	No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Backstop Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the other party hereto. Each of the parties hereto agrees to indemnify and save the other party hereto harmless from any claim or demand for SEC or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.16.	Headings and Captions. The headings and captions of the various subdivisions of this Backstop Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.17.	Counterparts. This Backstop Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

6.18.	Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Backstop Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Backstop Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.19.	Mutual Drafting. This Backstop Subscription Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.	Cleansing Statement; Consent to Disclosure. The Company shall, by no later than the second (2nd) business day immediately following the date of this Backstop Subscription Agreement, issue one (1) or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby.

8.	Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Backstop Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Backstop Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of shares of Company Common Stock acquired by any means other than pursuant to this Backstop Subscription Agreement. Notwithstanding anything else in this Section 8 to the contrary, nothing herein shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of the shares of Company Common Stock acquired by any means other than pursuant to this Backstop Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Backstop Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

Seaport Global Acquisition Corp.

By:
Name:
Title:

Address for Notices:

ATTN:
EMAIL:

with a copy (not to constitute notice) to:

SUBSCRIBER:

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered:

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed business combination, SGAC has filed a preliminary proxy statement and a definitive proxy statement with the Securities and Exchange Commission (“SEC”). The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of SGAC as of the record date established for voting on the proposed business combination and contain important information about the proposed business combination and related matters. Stockholders of SGAC and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and the definitive proxy statement, in connection with SGAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement contains important information about SGAC, Redbox and the proposed business combination. The definitive proxy statement will be mailed to SGAC’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: Seaport Global Acquisition Corp., 360 Madison Avenue, 20th Floor, New York, NY 10017, Attention: Secretary, telephone: (212) 616-7700.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Current Report on Form 8-K, regarding SGAC’s proposed business combination with Redbox, SGAC’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the respective management of SGAC and Redbox and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of SGAC or Redbox. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of SGAC or Redbox is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to Redbox; the amount of redemption requests made by SGAC’s stockholders; the overall level of consumer demand for Redbox’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Redbox’s customers; Redbox’s ability to implement its business and growth strategy; changes in governmental regulation, Redbox’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Redbox’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response, and as a result of the proposed transaction; Redbox’s ability to retain and expand customer relationships; competitive pressures from many sources, including those using other distribution channels, having more experience, larger or more appealing inventory, better financing, and better relationships with those in the physical and streaming movie and television industries; developments in the home video distribution market as newer technologies and distribution channels compete for market share, and Redbox experiences a secular decline in the physical rental market; the impact of decreased quantity and quality of movie content availability for physical and digital distribution due to changes in quantity of new releases by studios, movie content failing to appeal to consumers’ tastes, increased focus on digital sales and rentals, and other general industry-related factors; the termination, non-renewal or renegotiation on materially adverse terms of Redbox’s contracts or relationships with one or more of its significant retailers or studios; Redbox’s inability to obtain licenses to digital movie or television content for home entertainment viewing; Redbox’s reliance upon a number of partners to make its digital service available on their devices; unforeseen costs and potential liability in connection with content Redbox acquires, produces, licenses and/or distributes through its service; the impact of the COVID-19 pandemic on Redbox’s business, results of operations and financial condition, its suppliers and customers and on the global economy; the impact that global climate change trends may have on Redbox and its suppliers and customers; Redbox’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, SGAC’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect SGAC’s or Redbox’s financial results is included from time to time in SGAC’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements that SGAC has filed with the SEC in connection with SGAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or SGAC’s or Redbox’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither SGAC nor Redbox presently know, or that SGAC and Redbox currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SGAC’s and Redbox’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. SGAC and Redbox anticipate that subsequent events and developments will cause their assessments to change. However, while SGAC and Redbox may elect to update these forward-looking statements at some point in the future, SGAC and Redbox specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing SGAC’s or Redbox’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

NO OFFER OR SOLICITATION

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Form of Backstop Subscription Agreement, dated October 12, 2021, by and among Seaport Global Acquisition Corp. and the Backstop Subscribers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seaport Global Acquisition Corp.

Date: October 12, 2021	By:	/s/ Stephen C. Smith
Name: Stephen C. Smith
Title: Chief Executive Officer